Exhibit 99.1

August 17, 2011

FOR IMMEDIATE RELEASE

HDS International Announces Acquisition of License for Carbon Capture and Algae-to-Biofuel Technologies

PROVIDENCE, RI, August 17, 2011 /PRNewswire via COMTEX/ -- HDS International Corp. (OTCQB:  HDSI) today announced that it has acquired an exclusive license relating to carbon capture, carbon sequestration and industrial algae-for-biofuels technologies from Hillwinds Ocean Energy, LLC.

The acquired technology can be applied for ocean-based biomass production through the fixation of carbon dioxide (CO2) in biological systems.  The technology can be applied to remove large volumes of CO2 from the waste emissions of a carbon emitter (reducing their CO2 pollution), and to also efficiently transfer large volumes of CO2 to photosynthetic organisms, boosting growth rates.  The Company’s technology enables all natural, industrial non-toxic ocean-based algae production systems, providing for significantly reduced production expenses and increased productivity of renewable and sustainable biofuel feedstock and bio-product production.

The Company also announced that Tassos D. Recachinas, an executive with experience in small and large organizations spanning a wide range of positions in development, operations, finance and business management, has been appointed the President, CEO, CFO, Secretary, Treasurer and a Director of the Company.  Concurrently therewith, Mark Simon, the Company’s sole officer and director prior to this transaction, resigned from all positions with Company.

“We are very pleased to announce the consummation of this transaction relating to breakthrough carbon capture, sequestration, and algae-to-biofuels technologies,” said Mr. Recachinas, CEO of HDS International.  “With this acquisition, HDS is strategically positioned to capitalize on the already enormous and growing opportunity associated with addressing the world’s most significant long-term problems, namely eco-sustainability and energy independence.”

Under the terms of the license, HDS will seek to apply its technology within its licensed territory to develop fully integrated carbon capture, sequestration, and algae-for-biofuels production and processing facilities.

Algae is a renewable and sustainable source of biofuel feedstock, and contains protein and carbohydrates that can be processed into other marketable co-products.  Algae-based biofuels represent the most promising large-scale substitute to petroleum, and ocean-based algae production systems provide the most promising, scalable pathway overcoming many of the hurdles associated with other conventional and alternative energy sources, while recycling carbon in a manner that is efficient, affordable and environmentally stable.

For additional information about the Company, please visit www.hdsicorp.com.  For more information regarding the acquisition of the license, please refer to the Company’s form 8-K filing dated August 17, 2011 (incorporated herein) at www.sec.gov.

About HDS International Corp.

HDS International Corp. (OTCQB:  HDSI), based in Providence, RI, is a green technology company providing carbon capture and sequestration solutions, as well as commercial algae farming solutions for the production of renewable, sustainable, and economically viable biofuels, bioproducts, and carbon elimination. Our licensed technologies provide us with an attractive strategic position and competitive advantages within our markets, which include renewable energy and environmental and eco-sustainability.

Forward-Looking Statement
The Private Securities Litigation Reform Act of 1995 provides a 'safe harbor' for certain forward-looking statements. Statements in this press release that relate to HDS International Corp.'s future plans, objectives, expectations, performance, events, reports made by others and the like, including a statement about the assumptions underlying a forward-looking statement, are forward-looking statements protected by the safe harbor. Investors should understand that future events, risks and uncertainties, individually or in the aggregate, are factors that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. These factors could include changes in economic conditions or government policies that may change the demand for the Company's products and services and could include other factors discussed in the sections of the Company's report on Form 10-K for the year ended December 31, 2010 as filed with the U.S. Securities and Exchange Commission, entitled 'Business,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Risk Factors.' This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context. Investments in the Company should be considered speculative and prior to acquisition, should be thoroughly researched. HDS International Corp. does not intend to update these forward-looking statements prior to its reporting of its quarterly or annual results.

HDS International Corp.

CONTACT INFORMATION
401-400-0028
info@hdsicorp.com
http://www.hdsicorp.com